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                                   EXHIBIT 99

                               SUBJECT TO REVISION
                      SERIES TERM SHEET DATED JUNE 4, 1997

Neither the Depositor nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a prospectus and any investment decision with respect to the Certificates should be made by you based solely upon all of the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. The issuer of the Term Assets has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized the dissemination hereof. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Brothers Syndicate Desk at (212) 783-3727.

                  TIERS(sm) CORPORATE BOND-BACKED CERTIFICATES,
                            SERIES NB CAPITAL 1997-1
      $25,000,000 ZTF(R) Class Certificates (the "ZTF Class Certificates")

                           Structured Products Corp.,
                           depositor (the "Depositor")

                                  June 4, 1997

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               TIERS(sm) CORPORATE BOND-BACKED TRUST CERTIFICATES,
                            SERIES NB CAPITAL 1997-1
        $25,000,000 ZTF Class Certificates (the "ZTF Class Certificates")

Name of Issuer:            TIERS(sm) Corporate Bond-Backed Certificates Trust NB
                           Capital 1997-1

Name of Security:          TIERS(sm) Corporate Bond-Backed Certificates, Series
                           NB Capital 1997-1

Underlying Term Asset:     $25,000,000 NB Capital Trust II 7.83% Capital
                           Securities Due December 15, 2026

Expected Settlement Date:  June 17, 1997

Expected Maturity Date:    December 15, 2026

Expected Principal Amount: USD 25,000,000

Coupon Rate:               Settlement - 12/15/2001:  0.00%
                           12/15/2001 - 12/15/2026:  7.83%

First Coupon Payment Date: 6/15/2002

Interest Deferral:         NB Capital Trust II has the option to defer interest
                           payments for up to 10 consecutive periods, causing like deferral on ZTF Class Certificates.

Coupon Frequency:          Semiannual

Coupon Daycount:           30/360

Call Option:               Callable at par plus accrued interest commencing
                           December 15, 2001 (subject to extension if interest payments are deferred by Term Assets), with 20 business days notification.

Selling Concession:        $15.00 per $1,000 par

Special Event Redemption:  In the case of a Tax Event, Capital
                           Treatment Event, or Investment Company Event with respect to the Term Assets, the ZTF Class Certificates will be called at their Accreted Amount.

Expected Pricing:          8.426% Yield to First Call
                           8.000% Yield to Maturity

Expected Rating:           "a1/A-"

Cusip:                     [ ]

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.

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